Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S‑3 Amendment No. 2 (File No. 333‑123177) of our report dated February 1, 2005, on our audit of the financial statements of ZettaWorks, L.L.C. We also consent to the references to our firm under the caption “Experts.”

/s/ BKD, LLP

Houston, Texas
May 3, 2005